EXHIBIT 10.07

PARALLAX MEDICAL, INC.

1999 INCENTIVE STOCK OPTION PLAN

1. Administration. The Parallax Medical, Inc. (the “Company”) 1999 Incentive Stock Option Plan (the “Plan” or “Program”) shall be administered by the Company’s Board of Directors (the “Board”). If an award is to be made to an “Executive Officer” as defined in the Exchange Act (as hereinafter defined), it must be approved if the Company has a class of equity securities registered under Section 12 or 15(d) of the Exchange Act, by the Board or by a committee of the Board, that is composed solely of two or more directors who are “Non-Employee Directors” within the meaning of Rule 16b–3 promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The members of the Board, such committee of the Board or such other persons appointed to administer the Program, when acting to administer the Program, are herein collectively referred to as the “Program Administrators.” To the extent permitted under the Exchange Act, the Internal Revenue Code of 1986, as amended (the “Code”) or any other applicable law, the Program Administrators, shall have the authority to delegate any and all power and authority to administer and operate the Program hereunder to such person or persons as the Program Administrators deems appropriate which if formed may be referred to by such title specified by the Board. Subject to the foregoing limitations, as applicable, the Board may from time to time remove members from the committee, fill all vacancies on the committee, however caused, and may select one of the members of the committee as its Chairman.

The Program Administrators shall hold meetings at such times and places as they may determine and as necessary to approve all grants and other transactions under the Program as required under Rule 16b–3(d) of the Exchange Act, shall keep minutes of their meetings, and shall adopt, amend, and revoke such rules and procedures as they may deem proper with respect to the Program. Any action of the Program Administrators shall be taken by majority vote or the unanimous written consent of the Program Administrators.

2. Authority of Program Administrators. Subject to the other provisions of this Program, and with a view to effecting its purpose, the Program Administrators shall have sole authority, in their absolute discretion, (a) to construe and interpret the Program; (b) to define the terms used herein; (c) to determine the individuals to whom options shall be granted under the Program; (d) to determine the time or times at which options shall be granted under the Program; (e) to determine the number of shares subject to each option and the duration of each option granted under the Program; (f) to determine all of the other terms and conditions of options under the Program; and (g) to make all other determinations necessary or advisable for the administration of the Program and to do everything necessary or appropriate to administer the Program; provided, however, that the Board shall establish the price for all shares issued hereunder. All decisions, determinations, and interpretations made by the Program Administrators shall be binding and conclusive on all participants in the Program (the “Plan Participants”) and on their legal representatives, heirs and beneficiaries.

3. Purpose. The purpose of this Plan is to promote the growth and general prosperity of the Company by permitting the Company to grant options to purchase shares of its Common Stock. The Plan is designed to help attract and retain superior personnel for positions of substantial responsibility with the Company and its subsidiaries, and to provide individuals with an additional incentive to contribute to the success of the Company. The company intends that options granted pursuant to the provisions of the Plan will qualify as “incentive stock options” within the meaning of Section 422 of the Code.

4. Maximum Number of Shares Subject to the Program. The maximum aggregate number of shares of Common Stock subject to the Plan shall be 1,300,000 shares. The shares of Common Stock to be issued upon exercise of an option may be authorized but unissued shares, shares issued and reacquired by the Company or shares purchased by the Company on the open market. If any of the options granted under the Program expire or terminate for any reason before they have been exercised in full, the unpurchased shares subject to those expired or terminated options shall cease to reduce the number of shares available for purposes of the Program.

The proceeds received by the Company from the sale of its Common Stock pursuant to the exercise of options under the Program, if in the form of cash, shall be added to the Company’s general funds and used for general corporate purposes.

5. Eligibility and Participation. Officers and key employees of the Company or its subsidiaries who are responsible for or contribute to the management, growth or profitability of the business of the Company or its subsidiaries shall be eligible for selection by the Program Administrators to participate in the Program.

The term “subsidiary” as used herein means any company, other than the Company, in an unbroken chain of companies, beginning with the Company if, at the time of any grant hereunder, each of the companies, other than the last company in the unbroken chain, owns stock possessing more than 50% of the total combined voting power of all classes of stock in one of the other companies in such chain.

6. Effective Date and Term of Program. The Program shall become effective upon its adoption by the Board of Directors of the Company subject to approval of the Program by a majority of the voting shares of the Company voting in person or by proxy at a meeting of stockholders, in either case following adoption of the Program by the Board of Directors, which vote shall be taken or consent granted within 12 months of adoption of the Program by the Company’s Board of Directors. The Program shall continue in effect for a term of 10 years unless sooner terminated under Section 8.

7. Adjustments. If the outstanding shares of Common Stock are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which options may be granted under this Program. A corresponding adjustment changing the number and kind of shares allocated to unexercised options, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in outstanding options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the option, but with a corresponding adjustment in the price for each share or other unit of any security covered by the option.

8. Termination and Amendment of Program. The Program shall terminate 10 years from the date the Program is adopted by the Board of Directors or shall terminate at such earlier time as the Board of Directors may so determine. No options shall be granted under the Program after that date. Subject to the limitation contained in Section 9, the Program Administrators may at any time amend or revise the terms of the Program, including the form and substance of the option to be used hereunder; provided, however, that without approval by the stockholders of the Company representing a majority of the voting power (as contained in Section 6) no amendment or revision shall (a) increase the maximum aggregate number of shares that may be sold or distributed pursuant to options granted except as permitted under Section 7; (b) change the minimum purchase price for shares under Section 11; (c) increase the maximum term established for any option; (d) permit the granting of an option to anyone other than as provided in Section 5; (e) change the term described in Section 6; or (f) materially increase the benefits accruing to Plan Participants of the Program.

9. Prior Rights and Obligations. No amendment, suspension, or termination of the Program shall, without the consent of the individual who has received an option, alter or impair any of that person’s rights or obligations under any option granted under the Program prior to that amendment, suspension, or termination.

10. Duration of Options. Each option and all rights thereunder granted pursuant to the terms of the Plan shall expire on the date determined by the Program Administrators, but in no event shall any option granted under the Plan expire later than ten (10) years from the date on which the option is granted. However, notwithstanding the above portion of this Section 10, if at the time the option is granted the grantee (the “Optionee”) owns or would be considered to own by reason of Code Section 424(d) more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries, such option shall expire not more than 5 years from the date the option is granted. In addition, each option shall be subject to early termination as provided in the Plan.

11. Purchase Price. The purchase price for shares acquired pursuant to the exercise, in whole or in part, of any option shall not be less than the fair market value of the shares at the time of the grant of the option. Fair market value (the “Fair Market Value”) shall be determined by the Program Administrators on the basis of such factors as they deem appropriate; provided, however, that Fair Market Value on any day shall be deemed to be, if the Common Stock is traded on a national securities exchange, the closing price (or, if no reported sale takes place on such day, the mean of the reported bid and asked prices) of the Common Stock on such day on the principal such exchange, or, if the stock is included on the composite tape, the composite tape. In each case, the Program Administrators’ determination of Fair Market Value shall be conclusive.

Notwithstanding the above portion of this Section 11, if at the time an option is granted the Optionee owns or would be considered to own by reason of Code Section 424(d) more than

10% of the total combined voting power of all classes of stock of the Company or its subsidiaries, the purchase price of the shares covered by such option shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the option is granted.

12. Maximum Amount of Options Exercisable in Any Calendar Year. Notwithstanding any other provision of this Plan, to the extent that the aggregate Fair Market Value (determined at the time any Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options become exercisable for the first time by any employee during any calendar year under all stock option plans of the Company and its subsidiaries exceed $100,000.00, such options shall be treated as nonstatutory options.

13. Exercise of Options. Each option shall be exercisable in one or more installments during its term as determined by the Program Administrators, and the right to exercise may be cumulative as determined by the Program Administrators. Each option shall be exercisable at a rate of at least twenty percent (20%) per year over five (5) years from the date the option is granted, subject to such reasonable conditions as determined by the Program Administrators. No option may be exercised for a fraction of a share of Common Stock. The purchase price of any shares purchased shall be paid in full in cash or by certified or cashier’s check payable to the order of the Company or by shares of Common Stock, if permitted by the Program Administrators, or by a combination of cash, check, or shares of Common Stock, at the time of exercise of the option. If any portion of the purchase price is paid in shares of Common Stock, those shares shall be tendered at their then Fair Market Value as determined by the Program Administrators in accordance with Section 11 of this Plan. Payment in shares of Common Stock includes the automatic application of shares of Common Stock received upon exercise of an option to satisfy the exercise price for additional options.

14. Reorganization. In the event of the dissolution or liquidation of the Company, any option granted under the Incentive Plan shall terminate as of a date to be fixed by the Program Administrators; provided that not less than 30 days’ written notice of the date so fixed shall be given to each Optionee and each such Optionee shall have the right during such period (unless such option shall have previously expired) to exercise any option, including any option that would not otherwise be exercisable by reason of an insufficient lapse of time.

In the event of a Reorganization (as defined below) in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a subsidiary of another company after the effective date of the Reorganization, then:

(a) if there is no plan or agreement respecting the Reorganization (the “Reorganization Agreement”) or if the Reorganization Agreement does not specifically provide for the change, conversion or exchange of the outstanding options for options of another corporation, then exercise and termination provisions equivalent to those described in this Section 14 shall apply; or

(b) if there is a Reorganization Agreement and if the Reorganization Agreement specifically provides for the change, conversion, or exchange of the outstanding options for options of another corporation, then the Program Administrators shall adjust the outstanding unexercised options (and shall adjust the options remaining under the Incentive Plan which have not yet been granted if the Reorganization Agreement makes specific provision for such an adjustment) in a manner consistent with the applicable provisions of the Reorganization Agreement.

The term “Reorganization” as used in this Section 14 shall mean any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company or a sale of the Common Stock pursuant to which the Company is or becomes a subsidiary of another company after the effective date of the Reorganization.

Adjustments and determinations under this Section 14 shall be made by the Program Administrators, whose decisions as to such adjustments or determinations shall be final, binding, and conclusive.

15. Written Notice Required. Any option granted pursuant to the terms of the Plan shall be exercised when written notice of that exercise has been given to the Company at its principal office by the person entitled to exercise the option and full payment for the shares with respect to which the option is exercised, together with payment of applicable income taxes, has been received by the Company.

16. Compliance with Securities Laws. Shares shall not be issued with respect to any option granted under the Plan unless the exercise of that option and the issuance and delivery of the shares pursuant to that exercise shall comply with all applicable provisions of foreign, state and federal law including, without limitation, the Securities Act of 1933, as amended, and the Exchange Act, and the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Program Administrators may also require an Optionee to furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any transfer restriction imposed by law, legend, condition, or otherwise, that the shares are being purchased only for investment and without any present intention to sell or distribute the shares in violation of any state or federal law, rule, or regulation. Further, each Optionee shall consent to the imposition of a legend on the shares of Common Stock subject to his or her Option and the imposition of stop transfer instructions restricting their transferability as required by law or by this Section 16.

17. Employment of Optionee. Each Optionee, if requested by the Program Administrators, must agree in writing as a condition of receiving his or her option, that he or she will remain in the employment of the Company or its subsidiary corporations following the date of the granting of that option for a period specified by the Program Administrators. Nothing in the Plan or in any option granted hereunder shall confer upon any Optionee any right to continued employment by the Company or its subsidiary corporations or limit in any way the right of the Company or its subsidiary corporations at any time to terminate or alter the terms of that employment.

18. Option Rights Upon Termination of Employment. If an Optionee ceases to be employed by the Company or any subsidiary corporation for any reason other than death or disability, his or her option shall terminate within thirty (30) days after the date of termination of employment; provided, however, that in the event employment is terminated for cause as defined by applicable law, his or her option shall terminate immediately, provided, further, however, that the Program Administrators may, in their sole and absolute discretion, allow the option to be exercised (to the extent exercisable on the date of termination of employment) at any time within sixty (60) days after the date of termination of employment, unless either the option or the Plan otherwise provides for earlier termination.

19. Option Rights Upon Disability. If an Optionee becomes disabled within the meaning of Code Section 422(e)(3) while employed by the Company or any subsidiary corporation, the Program Administrators, in their discretion, may allow the option to be exercised, to the extent exercisable on the date of termination of employment, at any time within one year after the date of termination of employment due to disability, unless either the option or the Plan otherwise provides for earlier termination.

20. Option Rights Upon Death of Optionee. Except as otherwise limited by the Program Administrators at the time of the grant of an option, if an Optionee dies while employed by the Company or any subsidiary corporation, his or her Option shall expire one year after the date of death unless by its terms it expires sooner. During this one year or shorter period, the option may be exercised, to the extent that it remains unexercised on the date of death, by the person or persons to whom the Optionee’s rights under the option shall pass by will or by the laws of descent and distribution, but only to the extent that the Optionee is entitled to exercise the option at the date of death.

21. Options Not Transferable. Options granted pursuant to the terms of the Plan may not be sold, pledged, assigned, or transferred in any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of an Optionee only by that Optionee. No such options shall be pledged or hypothecated in any way nor shall they be subject to execution, attachment, or similar process.

22. Adjustments to Number and Purchase Price of Optioned Shares. All options granted pursuant to the terms of this Plan shall be adjusted in the manner prescribed by Section 7.

23. Privileges of Stock Ownership. Notwithstanding the exercise of any option granted pursuant to the terms of this Program, no individual shall have any of the rights or privileges of a stockholder of the Company in respect of any shares of stock issuable upon the exercise of his or her option until certificates representing the shares have been issued and delivered. No shares shall be required to be issued and delivered upon exercise of any option unless and until all of the requirements of law and of all regulatory agencies having jurisdiction over the issuance and delivery of the securities shall have been fully complied with.

24. Reservation of Shares of Common Stock. The Company, during the term of this Program, will at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Program. In addition, the Company will from time to time, as is necessary to accomplish the purposes of this Program, seek or obtain from any regulatory agency having jurisdiction any requisite authority in order to issue and sell shares of Common Stock hereunder. The inability of the Company to obtain from any regulatory agency having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of its stock hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of the stock as to which the requisite authority shall not have been obtained.

25. Tax Withholding. The exercise of any option granted under this Program are subject to the condition that if at any time the Company shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any state or federal law is necessary or desirable as a condition of, or in connection with, such exercise or the delivery of shares pursuant thereto, then in such event, the exercise of the option shall not be effective unless such withholding shall have been effected or obtained in a manner acceptable to the Company. At the Company’s sole and complete discretion, the Company may, from time to time, accept shares of the Company’s stock as the source of payment for such liabilities.

26. Compliance with Law. It is the express intent of the Company that this Program complies in all respect with all applicable provisions of state and federal law, including without limitation Section 25102(o) of the California Corporations Code to the extent such Section is applicable to the Company. It is the express intent of the Company that if the Company becomes publicly-traded that this Program shall comply in all respects with applicable provisions of the Rule 16b–3 or Rule 16a–1(c)(3) under the Exchange Act in connection with any grant of awards to, or other transaction by, a Plan Participant who is subject to Section 16 of the Exchange Act (except for transactions exempted under alternative Exchange Act Rules). Accordingly, if any provision of the Program or any agreement relating to any award thereunder does not comply with Rule 16b–3 or Rule 16a–l(c)(3) as then applicable to any such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b–3 or Rule 16a–l(c)(3) so that such Plan Participant shall avoid liability under Section 16(b). Unless otherwise provided in any grant or aware to any person who is or may thereafter be subject to Section 16 of the Exchange Act the approval of shall include the approval of the disposition of the Company of Company equity securities for the purposes of satisfying the payment of the exercise or purchase price or tax withholding obligations related to such grant or award within the meaning of Section 16b-3(e).

27. Death Beneficiaries. In the event of a Plan Participant’s death, all of such person’s grants will transfer to the maximum extent permitted by law to such person’s beneficiary. Each Plan Participant may name, from time to time, any beneficiary or beneficiaries (which may be named contingently or successively) as his or her beneficiary for purposes of this Program. Each designation shall be on a form prescribed by the Program Administrators, will be effective only when delivered to the Company, and when effective will revoke all prior designations by the Plan Participant. If a Plan Participant dies with no such beneficiary designation in effect, such person’s beneficiary shall be his or her estate and such person’s awards will be transferable by will or pursuant to laws of descent and distribution applicable to such person.

28. Unfunded Program. The Program shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by awards under the Program. Neither the Company, its affiliates, the Program Administrators, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Program nor shall anything contained in the Program or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between any such party and a Plan Participant or anyone claiming on his or her behalf.

29. Choice of Law and Venue. The Program and all related documents shall be governed by, and construed in accordance with, the laws of the State of California. Acceptance of a grant shall be deemed to constitute consent to the jurisdiction and venue of the state and federal courts located in Clark County, State of Nevada for all purposes in connection with any suit, action or other proceeding relating to such award, including the enforcement of any rights under the Program or any agreement or other document, and shall be deemed to constitute consent to any process or notice of motion in connection with such proceeding being served by certified or registered mail or personal service within or without the State of California, provided a reasonable time for appearance is allowed.

30. Arbitration. Any disputes involving the Program will be resolved by arbitration in Clark County, Nevada before one (1) arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

31. Program Administrators’ Right. Except as may be provided in a grant agreement, the Program Administrators may, in their discretion, waive any restrictions or conditions applicable to, or accelerate the vesting of, any grant.

32. Termination of Benefits Under Certain Conditions. The Program Administrators, in their sole discretion, may cancel any unexpired grant at any time if the Plan Participant is not in compliance with all applicable provisions of the Program or any grant agreement or if the Plan Participant, whether or not he or she is currently employed by the Company or one of its subsidiaries, acts in a manner contrary to the best interests of the Company and its subsidiaries.

33. Conflicts in Program. In case of any conflict in the terms of the Program, or between the Program and a grant agreement, the provisions in the Program shall control over the provisions in any grant agreement.

34. Information to Plan Participants. To the extent required by applicable law, the Company shall provide Plan Participants with the Company’s financial statements at least annually.

35. Company’s Right of First Refusal. Any attempt by any Plan Participant to sell, transfer or otherwise dispose of any securities issued to such Plan Participant hereunder that is transferable in accordance with the terms of this Program and applicable law, must also comply with the following provisions:

(a) The Plan Participant must have received a bona fide offer to purchase the securities (the “Offer”) and the Plan Participant must then give written notice to the Company outlining the terms of the Offer (including the identity of the maker of the Offer (the “Offeror”)). The Company shall then have the right, for a period of sixty (60) days, to repurchase all, but not less than all, of the securities offered by the Plan Participant upon the terms contained in the Offer. If the Offer includes the payment of non-cash consideration for the securities, the Company shall pay an amount equal to the fair market value of such non-cash consideration;

(b) If the Company does not exercise its rights hereunder, the Plan Participant may, within sixty (60) days thereafter, sell the offered securities to the Offeror upon terms not more favorable to the Offeror than those contained in the Offer. Any sale of securities by the Plan Participant after the expiration of the sixty (60) day period referred to in the preceding sentence shall be deemed a new transaction subject to the Company’s right of first refusal here; and

(c) The Company’s right of first refusal shall terminate when the Company’s securities become publicly traded.

36. Lock-Up. To the extent requested by any managing underwriter to the Company, the Plan Participants shall enter into such market lock-up, escrow or other agreements as may be requested by such underwriter in connection with any public offering of the Company’s securities.